ENERPULSE, INC.

(2011 NON- QUALIFIED DEFERRED COMPENSATION PLAN)

ARTICLE I

PURPOSE AND INTENT

Section 1.1 Purpose of Plan. Effective as of October 1, 2011, Enerpulse, Inc., (“COMPANY”), a taxable corporation organized under the laws of the State of Delaware, established a deferred compensation plan, the ENERPULSE, INC., 2011 NON-QUALIFIED DEFERRED COMPENSATION PLAN effective as of October 1, 2011. The purpose of the plan is to assist Company in attracting and retaining high-ranking executive officers and key high-ranking management personnel, and encouraging their long-term commitment to the success of Company.

Section 1.2 Intent and Construction. This plan is intended to be an unfunded and unsecured plan maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The plan is further intended to be construed and administered in conformance with the applicable requirements of section 409A of the Internal Revenue Code, the guidance issued by the Department of the Treasury with respect to the application of section 409A, the Employee Retirement Income Security Act of 1974, as amended, and to be maintained by the Company pursuant to this written plan document for the purpose of providing deferred compensation for the plan participants. This plan document shall be administered and construed in a manner consistent with said intent and according to the laws of the State of Delaware to the extent that such laws are not preempted by the laws of the United States of America.

ARTICLE II

DEFINITIONS

Section 2.1 Definitions. When used in this document with initial capital letters, the terms defined in this Section 2.1 shall have the meanings respectively ascribed to them unless a different meaning is plainly required by the context.

(a) Beneficiary. “Beneficiary” means the person, persons or trust designated by a Participant to receive any benefits which may become payable under the Plan by reason of the death of the Participant.

(b) Board of Directors. “Board of Directors” means the Board of Directors of the Company.

(c) Business Day. “Business Day” means a day on which the New York Stock Exchange is open for trading.

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(d) Change in Control. “Change in Control” means, for purposes of the interpretation of this Plan in conformance with section 409A of the Code and the applicable guidance issued by the Department of the Treasury with respect to the application of section 409A, with respect to a Plan Participant, a Change in Control event must relate to: (i) the corporation for which the Participant is performing services at the time of the Change in Control event, (ii) the corporation that is liable for the payment of the deferred compensation (or all corporations liable for the payment if more than one corporation is liable), or (iii) a corporation that is a majority shareholder of a corporation identified in part (i) or part (ii) above, or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in part (i) or part (ii) above. For purposes of this provision, a majority shareholder is a shareholder owning more than fifty percent (50%) of the total fair market value and total voting power of such corporation. Also, for purposes of this provision, section 318(a) of the Code applies to determine stock ownership. Additionally, for purposes of this provision and in conformance with section 409A and the applicable guidance issued by the Department of the Treasury with respect to the application of section 409A, a change in the ownership of a corporation or a change in the effective control of a corporation is determined in accordance with the provisions described below in this definition.

(i) A change in the ownership of a corporation shall occur on the date that any one person, or more than one person acting as a group, in one transaction or a series of transactions, directly or indirectly, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the corporation. However, if any one person or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the corporation, the acquisition of additional stock by the same person or persons shall not be considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction, in one transaction or a series of transactions, directly or indirectly, in which the corporation acquires its stock in exchange for property shall be treated as an acquisition of stock for purposes of this provision.

(ii) For purposes of paragraph (i) above, persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(iii) A change in the effective control of a corporation shall occur on the date that either:

(A) any one person, or more than one person acting as a group, in one transaction or a series of transactions, directly or indirectly, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing thirty-five percent (35%) or more of the total voting power of the stock of the corporation; or

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(B) a majority of members of the board of directors of the corporation is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors of the corporation prior to the date of the appointment or election, provided that for purposes of this subparagraph (B) the term “corporation” shall be determined in accordance with the requirements of section 409A of the Code and the applicable guidance issued by the Department of the Treasury with respect to the application of section.

(iv) A change in the ownership of a substantial portion of the assets of a corporation shall occur on the date that any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(v) The provisions of this subsection (e) regarding the definition of the term “Change in Control,” shall be determined and administered in accordance with section 409A and the applicable guidance issued by the Department of the Treasury with respect to the application of section 409A.

(e) Code. “Code” means the Internal Revenue Code of 1986, any amendments thereto, and any regulations or rulings issued thereunder.

(f) Compensation. “Compensation” means, with respect to a Participant, remuneration for services performed during a taxable year as defined herein and as determined for purposes of the interpretation of the Plan:

(i) except as provided herein and in the succeeding paragraphs of this subsection, Compensation means wages within the meaning of section 3401(a) of the Code (for purposes of income tax withholding) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed or the limitations imposed on tax-qualified plans described in section 401(a) of the Code, and shall include any elective deferral as defined in section 402(g)(3) of the Code and any amount which is contributed or deferred at the election of the Participant by reason of section 125 of the Code, section 134(f) of the Code, section 403(b) of the Code, or section 457 of the Code;

(ii) Compensation means fees paid to members of the Board of Directors who are not employees of the Company;

(iii) Compensation shall be further determined in accordance with the following rules and requirements:

(A) Compensation shall be determined by including bonuses (other than vacation bonuses or Performance-Based Compensation), sick pay and short-term disability benefits;

(B) Compensation shall not include: any remuneration not paid in cash; the value of life insurance coverage included in the Participant's wages under section 79 of the Code; any car allowance or moving expense or mileage reimbursement; severance pay; and amounts deferred under any plan of deferred compensation except this Plan (other than elective deferrals under tax-qualified plans enumerated in part (i) above).

(g) Company. “Company” means the Enerpulse, Inc., a Delaware corporation.

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(h) Deferral Election Form. “Deferral Election Form” means the form approved by the Company from time to time for use by a Participant to elect to defer compensation under the Plan.

(i) Deferred Compensation Account. “Deferred Compensation Account” means the account established and maintained for a Participant as a record of any deferred amounts that may be credited to the account of the Participant pursuant to the Plan and measured in dollars pursuant to the provisions of the Plan, which shall be maintained for bookkeeping purposes only.

(j) Disability. “Disability” means, with respect to a Participant, the Participant is: (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company; or (iii) determined to be totally disabled by the Social Security Administration.

(k) ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, any amendments thereto, and any regulations or rulings issued thereunder.

(l) Participant. “Participant” means an individual who has satisfied the eligibility and participation requirements of Article III of the Plan and is determined to be a Participant pursuant to and in accordance with Article III of the Plan.

(m) Performance-Based Compensation. “Performance-Based Compensation” means compensation the amount of which, or the entitlement to which, is contingent on the satisfaction of preestablished organizational or individual performance criteria relating to a performance period of at least twelve (12) consecutive months; organizational or individual performance criteria are considered preestablished if established in writing by not later than ninety (90) days after the commencement of the period of service to which the criteria relates, provided that the outcome is substantially uncertain at the time the criteria are established; Performance-Based Compensation may include payments based on performance criteria that are not approved by the Board of Directors.

(n) Plan. “Plan” means the “ENERPULSE, INC., 2011 NON-QUALIFIED DEFERRED COMPENSATION PLAN” established by the Company, effective as of October 1, 2011, which is unfunded and maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Company.

(o) Separation from Service. “Separation from Service” means the complete and intended termination of the employment relationship with the Company and all corporations or entities or organizations with whom the Company would be considered a single employer pursuant to subsections (b) and (c) of section 414 of the Code determined in conformance with section 409A of the Code and section 1.409A-1(h) of the Final Treasury Regulations or the corresponding provisions in future guidance issued by the Department of the Treasury and the Internal Revenue Service.

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(p) Trust. “Trust” means the Trust dated as of October 1, 2011 established by the Company and Wells Fargo Bank, N.A., Delaware, Colorado as Trustee to which contributions shall be made to provide the Company with a source of funds for purposes of satisfying the obligations of the Company under the Plan. The Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan. The Participants and their Beneficiaries shall have no beneficial ownership interest in any assets held in the Trust.

(q) Trustee. “Trustee” means the corporation; person or persons selected by the Company to serve as Trustee of the Trust, initially, New Mexico Bank & Trust, Albuquerque, New Mexcio.

(r) Valuation Date. “Valuation Date” means each Business Day during the calendar year.

(s) Vested. “Vested” means, for purposes of determining the benefit that may be payable to or on behalf of a Participant under the Plan, an interest in the benefit described under the Plan which may be payable to or on behalf of the Participant in accordance with and subject to the terms of the Plan.

Section 2.2 Rules of Interpretation. An individual shall be considered to have attained a given age on the individual's birthday for that age (and not on the day before). The birthday of any individual born on a February 29 shall be deemed to be February 28 in any year that is not a leap year. Notwithstanding any other provision of this Plan or any election or designation made under the Plan, any individual who feloniously and intentionally kills the Participant or Beneficiary shall be deemed for all purposes of this Plan and all elections and designations made under this Plan to have died before the Participant or Beneficiary. A final judgment of conviction of felonious and intentional killing is conclusive for the purposes of this Section 2.2. In the absence of a conviction of felonious and intentional killing, the Company shall determine whether the killing was felonious and intentional for the purposes of this Section 2.2. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine and the feminine may include the masculine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to this entire Plan and not to any particular paragraph or section of this Plan unless the context clearly indicates to the contrary. The titles given to the various sections of this Plan are inserted for convenience of reference only and are not part of this Plan, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in this Plan to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This document shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Delaware.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

Section 3.1 Eligibility. Eligibility to participate in the Plan shall be limited and selective; only a select group of high-ranking executive officers, key high-ranking management personnel, and members of the Board of Directors of the Company shall be eligible to participate in the Plan. Eligibility shall be determined by the Board of Directors of the Company, and such determination shall be final, conclusive and binding upon all parties in interest.

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Section 3.2 Participation. A high-ranking executive officer, a key high-ranking management person, or a member of the Board of Directors determined to be eligible to participate in the Plan by the Board of Directors of the Company pursuant to Section 3.1 of the Plan shall become a Participant in the Plan as of the date on which the Board of Directors determines such eligible individual to be a Participant in the Plan. If the Board of Directors determines that a high-ranking executive officer, a key high-ranking management person, or a member of the Board of Directors is eligible to become a Participant in the Plan, the Board of Directors shall inform that individual in writing of the determination of eligibility and participation and the date on which the individual shall become a Participant in the Plan. Once an individual becomes a Participant in the Plan, the individual shall remain a Participant until the benefits which may be payable to the individual under the Plan have been distributed to or on behalf of the individual.

Section 3.3 Suspension of Eligibility. Notwithstanding any provision apparently to the contrary in the Plan document or in any written communications, summary, resolution or document or oral communication, in the event the Board of Directors of the Company determines that a Participant will no longer be eligible to actively participate in the Plan, then, subject to the rules and requirements of section 409A of the Code and applicable guidance issued by the Department of the Treasury, the compensation deferral elections made by that individual in accordance with the provisions of the Plan will be terminated and no additional amounts shall be deferred and credited to the Deferred Compensation Account of that individual under the Plan until such time as the individual is again determined to be eligible to participate in the Plan by the Board of Directors of the Company and makes a new election under the provisions of the Plan; except, however, that the amounts credited to the Deferred Compensation Account of such individual shall continue to be adjusted pursuant to the other provisions of the Plan until fully distributed.

ARTICLE IV

BENEFITS

Section 4.1 Deferred Compensation. Subject to the conditions and restrictions imposed under the Plan, a Participant may elect to defer receipt of Compensation and Performance-Based Compensation. Compensation and Performance-Based Compensation may only be deferred to the extent that the Participant is or may be entitled to receive such compensation and the total amount deferred by a Participant shall be limited, if necessary, to satisfy Social Security taxes (including Medicare), other employment taxes, federal, state, or local income taxes, employee benefit plan deferrals or contributions, and any other required or necessary withholding requirements as determined in the sole and absolute discretion of the Plan administrator. For each calendar year, subject to the limitations of this Section 4.1, a Participant may elect to defer up to one hundred percent (100%) of any Performance-Based Compensation payable pursuant to a bonus or incentive plan, and up to one hundred percent (100%) of Compensation. Upon such deferral, the Participant will have no further right to such deferred compensation other than as provided under the Plan. Unless an allocation is made to another account under the terms of the Plan, any Compensation and Performance-Based Compensation deferred under the Plan by a Participant shall be credited to the account of the Participant and allocated to the Deferred Compensation Account of the Participant.

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Section 4.2 Deferral Elections. Compensation for services performed by a Participant during a calendar year and Performance-Based Compensation for services during a performance period of at least twelve (12) consecutive months in which the Participant performs services may be deferred at the election of the Participant and credited to the Deferred Compensation Account of the Participant only if the election is made pursuant to the rules and requirements of this Section 4.2.

(a) The General Rule. Except as otherwise provided in this Section 4.2, Compensation for services performed by a Participant during a calendar year may be deferred at the election of the Participant only if the election to defer such Compensation is made and becomes irrevocable not later than the last day of the calendar year immediately preceding the calendar year during which services are to be performed.

(b) Performance-Based Compensation. In the case of Performance-Based Compensation based upon a performance period of at least twelve (12) months, provided that the Participant performs services continuously from a date no later than the date upon which the performance criteria are established through a date no earlier than the date upon which the Participant makes an initial deferral election, an initial deferral election may be made with respect to the Performance-Based Compensation no later than the date that is six (6) months before the end of the performance period, provided that in no event may an election to defer Performance-Based Compensation be made after such compensation has become both substantially certain to be paid and readily ascertainable. For purposes of this provision, the performance criteria shall be established in writing no later than ninety (90) days after the commencement of the performance period.

(c) First Year of Eligibility. In the case of the first year in which the employee becomes eligible to participate in the Plan, the employee may make an initial deferral election within thirty (30) days after the date the employee becomes eligible to participate in the Plan (as defined in section 1.409A-1(c) of the Final Treasury Regulations or the corresponding provision in subsequent guidance issued by the Department of the Treasury to include any other plan that would be considered together with this Plan as the same plan), with respect to Compensation paid for services to be performed subsequent to the election. With respect to Performance-Based Compensation, an initial deferral election may be made with respect to such Performance-Based Compensation on or before the date that is six (6) months before the end of the performance period, provided that the service provider performs services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date an election is made, and provided further that in no event may an election to defer Performance-Based Compensation be made after such compensation has become substantially certain to be paid and readily ascertainable. The election will be deemed to apply to compensation paid for services performed subsequent to the election provided that the election applies to the portion of the compensation equal to the total amount of the compensation for the service period multiplied by the ratio of the number of days remaining in the performance period after the election over the total number of days in the performance period.

Section 4.3 Discretionary Amounts. Irrespective of any Compensation or Performance-Based Compensation that may be deferred by a Participant pursuant to the provisions of the Plan, the Board of Directors of the Company may at any time and from time to time, in its sole and absolute discretion, determine to credit the Deferred Compensation Account of a Participant with an amount determined by the Board of Directors of the Company in its sole and absolute discretion. The discretion of the Board of Directors of the Company as to whether a discretionary amount may be credited to the Deferred Compensation Account of a Participant and, if so, the amount to be credited, shall be separately exercised with respect to each Participant. An amount may, therefore, differ from Participant to Participant both as to the amount and as to the percentage of compensation.

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ARTICLE V

VALUATION OF DEFERRED COMPENSATION ACCOUNT

Section 5.1 Deferred Amount. Amounts credited to the Deferred Compensation Account of a Participant in accordance with the provisions of the Plan, shall be adjusted in accordance with the provisions of this Article V no less frequently than as of the last Business Day of each calendar quarter.

Section 5.2 Value of Amounts Credited to the Account. As of the Valuation Date for which the current value is determined (the “current Valuation Date”), the value of any amounts credited to the Deferred Compensation Account of a Participant determined as of the immediately preceding Valuation Date (the “previous Account value”) for which the value was determined shall be increased or decreased by the following adjustments made in the sequence below.

(a) The value shall be increased by the amounts credited to the Deferred Compensation Account, if any, pursuant to Article IV of the Plan.

(b) The value (as determined above) shall be adjusted based upon the investment experience of assets of the Trust with respect to which the Trustee invests pursuant to the terms and conditions of the Trust agreement, or otherwise separately accounted for and held in investment vehicles pursuant to which assets may otherwise be invested and earnings and losses determined, to provide the basis on which earnings and losses may be attributed or allocated to the Deferred Compensation Account of the Participant under the Plan. The investment vehicle or vehicles and the funds available under such vehicle or vehicles shall be determined by the Company. However, if permitted by the Company and in accordance with the terms and conditions established by the Company, for the purpose of providing the basis on which earnings and losses may be attributed or credited to the Deferred Compensation Account of a Participant under the Plan, a Participant may designate investment vehicles or funds to be used for purposes of measuring the value of the amount credited to the Deferred Compensation Account of the Participant. If so permitted by the Company, the Company shall determine the manner in which the election of such investment vehicles or funds shall be made and shall require the completion of a form made available to the Participant by the Company for such purposes. Neither the trustee of a trust with respect to which assets may be held nor the Company shall be obligated to make actual investments in any such investment vehicles or funds. The account established pursuant to this subsection (b) shall be maintained for bookkeeping purposes only and shall not represent any actual investment made by the Company or a trust. The Participant shall at all times remain an unsecured creditor of the Company.

(c) The value (as adjusted above) shall be reduced by the amount distributed to or with respect to the Participant from such Deferred Compensation Account.

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ARTICLE VI

VESTING OF ACCOUNTS

Section 6.1 Vested Benefit. A Participant shall be considered to be 100% Vested in the amount credited to the Deferred Compensation Account of the Participant under the Plan.

Section 6.2 Nature of Accounts. The Deferred Compensation Account of a Participant established under the Plan shall be maintained for bookkeeping purposes only. The Company, the Deferred Compensation Account of the Participant and the Plan shall not be required to hold any actual funds or other assets.

ARTICLE VII

DISTRIBUTION OF BENEFITS

Section 7.1 Distributable Events. The amount credited to the Deferred Compensation Account of a Participant under this Plan may be distributed only on account of one or more of the distribution events specified in this Section 7.1. In the event the Participant becomes eligible to receive a benefit under the Plan, then, except as otherwise provided in this Section 7.1 and Section 7.2 of the Plan, the amount credited to the Deferred Compensation Account shall be distributable as of the date on which occurs the earliest of the following dates:

(a) the sale of the Company;

(b) notwithstanding any other distribution event in this Section 7.1, the time or fixed schedule specified under and in accordance with the provisions of subsection (b) of Section 7.2 of the Plan;

(c) the date on which occurs a Change in Control, effecting a change in the ownership or in the effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, determined in conformance with the definition of that term in Section 2.1 of the Plan and section 409A of the Code and the guidance issued by the Department of the Treasury and the Internal Revenue Service with respect to the application of section 409A of the Code; or

(d) the date on which occurs the termination of the Plan, in accordance with Article XII of the Plan.

Section 7.2 Distribution of Benefits. The manner in which benefits shall be distributed shall be determined in accordance with this Section 7.2.

(a) Distribution Without Scheduled Distribution Election. Except as otherwise determined in subsections (b) and (c) of this Section 7.2 or as otherwise provided in subsection (a) of Section 7.1, as of the date on which occurs a distributable event pursuant to Section 7.1 of the Plan, the deferred compensation benefit payable to or on behalf of a Participant if no election is made by the Participant with respect to the time and form of the benefit payable under the Plan shall be payable in the form of a lump sum payment with the payment to be made within five (5) Business Days immediately following the distributable event.

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(b) Distribution With Scheduled Distribution Election. An eligible Participant may elect a specified time or fixed schedule for a distribution of the deferred compensation benefit payable under the Plan; provided, however, that objectively determinable amounts are payable at a date or dates that are nondiscretionary and objectively determinable at the time the amount is deferred. For purposes of this subsection (b), the following requirements shall apply:

(i) except as otherwise provided under the terms of the Plan, the Participant must make an election of the method of benefit payments as soon as it is administratively possible following the date the person becomes a Participant in the Plan, but in no event later than thirty (30) days following such date; if the payment method is not elected by the Participant within such time, the Participant shall be deemed to have elected to have his or her benefit paid in a lump sum cash payment as of the date determined in subsection (a) of this Section 7.2;

(ii) if the distribution election for a benefit payment is in the form of periodic payments, such election shall be limited to periodic payments over a period of not less than one (1) year and not more than ten (10) years;

(iii) an election under this subsection (b) shall provide whether the time or fixed schedule shall be effective even if that time or fixed schedule is not the earliest to occur of the dates specified in Section 7.1 of the Plan;

(iv) if the distribution election does not specifically provide that the time or fixed schedule is effective even if that time or fixed schedule is not the earliest to occur of the dates specified in Section 7.1, then the earliest to occur of the dates specified in Section 7.1 shall govern the distribution of the benefit;

(v) the payment of installment payments shall be treated as the entitlement to a single payment, unless, with respect to the plan maintained for a Participant as determined in accordance with section 1.409A-1(c) of the Treasury Regulations, the entitlement to a series of installment payments is not treated as the entitlement to a single payment; instead, pursuant to an election by the Participant, the plan of the Participant (and any other plan required to be aggregated with the plan under the final regulations issued with respect to the application of section 409A of the Code) provides that at all times with respect to the amount deferred the right to the series of installment payments is to be treated as a right to a series of separate payments as permitted under section 1.409A-2(b)(2)(iii) of the Treasury Regulations:

(A) for this purpose, a series of installment payments refers to an entitlement to the payment of a series of substantially equal periodic amounts to be paid over a predetermined period of years, except to the extent any increase (or decrease) in the amount reflects reasonable earnings (or losses) through the date the amount is paid, and

(B) a change in the predetermined period or the commencement date is a change in the time and form of payment;

(vi) the Participant may elect to change the timing of distribution or change the form of distribution subject to certain requirements; this subsequent election shall be made in conformance with section 409A of the Code and the guidance issued by the Department of the Treasury with respect to the application of section 409A; a subsequent election to delay the timing of distribution or to change the form of distribution shall be effective only if the following conditions are met:

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(A) an election related to a distribution to be made upon a specified time or pursuant to a fixed schedule may not be made less than twelve (12) months before the date of the first scheduled payment,

(B) the election shall not take effect until at least twelve (12) months after the date on which the election is made, and

(C) except in the case of elections relating to distributions on account of death or Disability, the additional deferral with respect to which such election is made is for a period of not less than five (5) years from the date such payment would otherwise have been made.

(c) Distribution Upon Death. Except in the event of an election by a Participant to the contrary, if a Participant dies prior to the completion of the payment of the entire deferred compensation benefit payable under the Plan, the remaining payments shall continue to be made to the designated Beneficiary of the Participant in the same form and manner as determined under the Plan.

Section 7.3 Designation of Beneficiaries.

(a) Right to Designate. The Participant may designate, upon forms to be furnished by and filed with the Company, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified portion of any benefits which may be payable with respect to the Participant under the Plan in the event of the Participant's death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary. No such designation, change or revocation shall be effective unless executed by the Participant and received and accepted by the Company during the lifetime of the Participant.

(b) Failure of Designation. If a Participant fails to designate a Beneficiary, designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant, then the benefits which may be payable with respect to the Participant under the Plan, or the part thereof as to which such Participant's designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

(i)	the surviving spouse of the Participant;
(ii)	the surviving issue per stirpes and not per capita;
(iii)	the surviving parents of the Participant;
(iv)	the surviving brothers and sisters of the Participant;
(v)	the representative of Participant's estate.

(c) Definitions. When used herein and, unless the Participant has otherwise specified in the Participant's Beneficiary designation, when used in a Beneficiary designation, “issue” means all persons who are lineal descendants of the person whose issue are referred to, including legally adopted descendants and their descendants but not including illegitimate descendants and their descendants; “child” means an issue of the first generation; “per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and “survive” and “surviving” mean living after the death of the Participant.

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(d) Special Rules. Unless the Participant has otherwise specified in the Beneficiary designation, the following rules shall apply:

(i) if there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant;

(ii) the automatic Beneficiaries specified in subsection (b) of this Section 7.3 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary's estate;

(iii) if the Participant designates as a Beneficiary the person who is the spouse of the Participant on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation; except, however, that the foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by the Company after the date of the legal termination of the marriage between the Participant and such former spouse, and during the lifetime of the Participant;

(iv) any designation of a Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant's death;

(v) any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

(e) Validity of Designation. A Beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of the legal residence of the Participant. The Company shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

(f) No Beneficiary Rights. Prior to the death of the Participant, no person designated to be a Beneficiary shall have any rights or interest in the benefits credited under this Plan including, but not limited to, the right to be the sole Beneficiary or to consent to the designation of Beneficiaries (or the changing of designated Beneficiaries) by the Participant.

Section 7.4 Death Prior to Full Distribution. If, at the death of a Participant, any payment to the Participant was due or otherwise distributable but not actually paid, the amount of such payment shall be payable to the Beneficiary as provided in this Article VII.

Section 7.5 Incompetent Participants. If any person who may be eligible to receive a payment under the Plan has been legally declared incompetent and a conservator or other person legally charged with the care of such person or of the estate of such person has been appointed, any payment under the Plan to which the person is eligible to receive shall be paid to such conservator or other person legally charged with the care of the person or the estate of the person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

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ARTICLE VIII

BENEFIT LIMITATIONS AND WITHHOLDING

Section 8.1 Anti-Alienation of Benefits. The amount credited to the Deferred Compensation Account of a Participant under the Plan, and any rights or privileges pertaining thereto, may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process; and no interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

Section 8.2 Limitation on Payment. Notwithstanding any provision in the Plan to the contrary, the payment of a benefit payable under the Plan to a Participant or Beneficiary may be deferred or limited in order to comply with applicable securities laws, tax laws, judicial determinations or orders, bank covenants, or any other applicable law as permitted or required under section 409A of the Code and applicable guidance issued by the Department of the Treasury with respect to the application of section 409A.

Section 8.3 Tax Withholding. The Company shall have the authority, duty and power to determine, withhold and report the amount of any applicable employment taxes and any applicable foreign, federal, state, or local taxes as may be required under section 409A of the Code, or other applicable provision of the Code, and guidance issued by the Department of the Treasury or the Internal Revenue Service with respect to the application of section 409A or other applicable provision of the Code, and any other applicable law with respect to any amount payable under the Plan. The Company shall have the authority, duty and power to reduce any benefit payable pursuant to the Plan by the amount of any foreign, federal, state or local taxes required by law to be withheld by the Company under applicable law with respect to such payment of benefits, and if required by law, the Participant's share of Federal Insurance Contributions Act taxes, and any other employment taxes. Amounts required to be includable in income shall be reported on an individual's Form W-2 or Form 1099, whichever is applicable, for the year includable in income. The Company may withhold from any cash payment under the Plan payable to the Participant or Beneficiary an amount sufficient to cover any withholding taxes required or permitted to be withheld from the Participant or Beneficiary. The Company may in accordance with and to the extent it is able under the laws of the jurisdiction with respect to which a tax is owed, deduct the relevant amount from other earnings payable to the Participant or Beneficiary. The Company shall be entitled to withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company), including all payments under this Plan, or make other arrangements for the collection of all legally required amounts necessary to satisfy any and all foreign, federal, state, or local tax withholding and employment-related tax requirements.

ARTICLE IX

ADMINISTRATION OF THE PLAN

Section 9.1 Administrator. The administrator of the Plan shall be the Company. However, except as otherwise provided herein, the Board of Directors of the Company shall act on behalf of the Company with respect to the administration of the Plan and the performance of functions generally assigned to the Company.

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Section 9.2 Authority of Administrator. The Board of Directors of the Company shall have the authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate, to adopt, establish and revise rules, procedures and regulations relating to the Plan, to determine the conditions subject to which any benefits may be payable, to resolve all factual and legal questions concerning the status and rights of the Participants and others under the Plan, including, but not limited to, eligibility for benefits and to make any other determinations which it believes necessary or advisable for the administration of the Plan. Benefits under this Plan will be payable only if the Board of Directors of the Company decides in its discretion that the applicant is entitled to them under the Plan. The Board of Directors of the Company shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing payments hereunder. The determinations, interpretations, and regulations of the Board of Directors of the Company and the calculations of the Board of Directors of the Company shall be final and binding on all persons and parties concerned. The Chairman of the Board of Directors of the Company shall be the agent of the Plan for the service of legal process in accordance with section 502 of ERISA.

Section 9.3 Operation of Plan and Claims Procedures. The Company shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Company shall be responsible for the expenses incurred in the administration of the Plan. The Company shall also be responsible for determining eligibility for payments and the amounts payable pursuant to the Plan. The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan. The procedures for filing claims for payments under the Plan are described below. For claims procedures purposes, the “Claims Manager” shall be the Company.

(a) Claims Forms. It is the intent of the Company that benefits payable under the Plan shall be payable without the Participant having to complete or submit any claims forms. However, a Participant who believes he or she is entitled to a payment under the Plan may submit a claim for payments in writing to the Company. Any claim for payments under the Plan must be made by the Participant or his or her beneficiary in writing and state the claimant's name and the nature of benefits payable under the Plan on a form acceptable to the Company. If for any reason a claim for payments under the Plan is denied by the Company, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, specific references to the pertinent provisions of the Plan on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and information on the procedures to be followed by the claimant in obtaining a review of his or her claim, all written in a manner calculated to be understood by the claimant. For this purpose:

(i) the claimant's claim shall be deemed to be filed when presented in writing to the Claims Manager;

(ii) the Claims Manager's explanation shall be in writing delivered to the claimant within ninety (90) days of the date the claim is filed.

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(b) Review. The claimant shall have sixty (60) days (expanded to one hundred and eighty (180) days in the case of a disability claim) following his or her receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or the claimant's representative may review pertinent documents and submit written issues and comments.

(c) Decision on Review. The Claims Manager shall decide the issue on review and furnish the claimant with a copy within sixty (60) days of receipt of the claimant's request for review of the claimant's claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions in the Plan on which the decision is based. In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Section 9.3.

(d) Disability Claims. Any review of an appeal of a determination with respect to the Participant's Disability must meet the following standards: the review does not afford deference to the initial adverse determination; the review is conducted by an appropriate person who is neither the party who made the initial adverse benefit determination that is the subject of the appeal nor a subordinate of such party; the review provides for the appropriate person to consult with health care professionals with appropriate training and experience in the field of medicine involved in the medical judgment in deciding the appeal of an adverse benefit determination that is based in whole or in part on a medical judgment; and the review provides for the identification of the medical or vocational experts whose advice was obtained in connection with the claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the determination. Furthermore, the ninety (90) day period described in these procedures shall be reduced to forty-five (45) days in the case of a claim of the Participant's Disability. The forty-five (45) day period may be extended by thirty (30) days if the Claims Manager determines the extension is necessary to circumstances outside the control of the Plan, and the claimant is notified prior to the end of the forty-five (45) day period. If prior to the end of the thirty (30) day extension period, the Claims Manager determines that additional time is necessary, the period may be extended for a second thirty (30) day period, provided the claimant is notified prior to the end of the first thirty (30) day extension period and such notice specifies the circumstances requiring the extension and the date as of which the Plan expects to render a decision. The sixty (60) day period described in these procedures shall be reduced to forty-five (45) days with respect to the appeal of the denial of the Participant's claim of Disability. The forty-five (45) day period may be extended by an additional forty-five (45) days if the Claims Manager determines the extension is necessary to circumstances outside the control of the Plan, and the claimant is notified prior to the end of the initial forty-five (45) day period.

(e) General Rules. No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Claims Manager may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Claims Manager upon request. The Claims Manager may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim. Claimants may be represented by a lawyer or other representative at their own expense, but the Claims Manager reserves the right to require the claimant to furnish written authorization. A claimant's representative shall be entitled to copies of all notices given to the claimant.

(f) Deadline to File Claim. To be considered timely under the Plan's claim and review procedure, a claim must be filed with the Company within one (1) year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.

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(g) Exhaustion of Administrative Remedies. The exhaustion of the claim and review procedure is mandatory for resolving every claim and dispute arising under this Plan. As to such claims and disputes:

(i) no claimant shall be permitted to commence any legal action to recover Plan benefits or to enforce or clarify rights under the Plan under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, until the claim and review procedure set forth herein have been exhausted in their entirety; and

(ii) in any such legal action all explicit and all implicit determinations by the Company (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

(h) Deadline to File Legal Action. No legal action to recover Plan benefits or to enforce or clarify rights under the Plan under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before the earlier of:

(i) thirty (30) months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or

(ii) six (6) months after the claimant has exhausted the claim and review procedure.

(i) Knowledge of Facts by Participant Imputed to Beneficiary. Knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

Section 9.4 Participant's Address. Each Participant shall keep the Company informed of his or her current address and the current address of his or her beneficiary. The Company shall not be obligated to search for any person.

Section 9.5 Conflict of Interest. If any individual to whom authority has been delegated or redelegated hereunder shall also be a Participant in this Plan, such Participant shall have no authority with respect to any matter specifically affecting such Participant's individual interest hereunder or the interest of a person superior to him or her in the Company (as distinguished from the interests of all Participants and their Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to other individuals as the case may be, to the exclusion of such Participant, and such Participant shall act only in such Participant's individual capacity in connection with any such matter.

Section 9.6 Service of Process. In the absence of any designation to the contrary by the Company, the Chairman of the Board of Directors of the Company is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.

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Section 9.7 Errors in Computations. The Company shall not be liable or responsible for any error in the computation of any Deferred Compensation Account or the determination of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on behalf of any survivor to whom such benefit shall be payable, directly or indirectly, to the Company and used in determining the benefit. The Company shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment).

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1 No Employment Rights. Neither the Plan nor any action taken under the Plan shall be construed as providing any Participant any right to be retained in the service or employ of the Company.

Section 10.2 Participants Should Consult Advisors. Neither the Company, nor any of its directors, officers, employees or agents makes any representation or warranty with respect to the foreign, federal, state or other tax, financial, estate planning, or the securities or other legal implications of participation in the Plan. Participants should consult with their own tax, financial and legal advisors with respect to their participation in the Plan.

Section 10.3 Unfunded and Unsecured. The Plan shall at all times be considered entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and no provision shall at any time be made with respect to segregating assets of the Company for payment of any amounts under the Plan. Any funds invested under the Plan shall continue for all purposes to be part of the general assets of the Company and available to general creditors in the event of a bankruptcy (involvement in a pending proceeding under the Federal Bankruptcy Code) or insolvency (inability to pay debts as they mature) of the Company. The Company shall promptly notify the Trustee and the applicable Participants of such bankruptcy or insolvency. No Participant or any other person shall have any interests in any particular assets of the Company by reason of the right to receive a benefit under the Plan and to the extent the Participant or any other person acquires a right to receive benefits under the Plan, such right shall be no greater than the right of any general unsecured creditor. The Plan constitutes a mere promise by the Company for the payment of benefits payable under the Plan to the Participants in the future. Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that any funds in any trust or the assets of the Company will be sufficient to pay any benefit under the Plan. Furthermore, no Participant shall have any right to a benefit under the Plan except in accordance with the terms of the Plan.

Section 10.4 Plan Provisions. Except when otherwise required by the context, any singular terminology shall include the plural.

Section 10.5 Severability. If a provision of the Plan shall be held to be illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Section 10.6 Applicable Law. To the extent not preempted by the laws of the United States, the laws of the State of Delaware shall apply with respect to the Plan.

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Section 10.7 The Trust. To fulfill the obligations of the Company with respect to a Participant and any Beneficiary of the Participant under the Plan, a Trust may be established by a trust agreement with a third party, the Trustee, to which cash or other property may be contributed by the Company to provide for the benefit payments under the Plan. The Trustee for any such Trust shall have the duty to hold such property and to invest the Trust assets and funds in accordance with the terms and conditions of a Trust agreement entered into by and between the Company and the Trustee. All rights associated with the assets of the Trust, if any, shall be exercised by the Trustee of the Trust or the person designated by such Trustee, and shall in no event be exercisable by or rest with a Participant or the Beneficiary of the Participant. Any such Trust shall provide that in the event of the insolvency of the Company, the Trustee shall hold the assets of the Trust for the benefit of the general creditors of the Company.

ARTICLE XI

AMENDMENT OF THE PLAN

Section 11.1 Amendment of the Plan. The Board of Directors reserves the power to alter, amend or wholly revise the Plan at any time and from time to time and the interest of each Participant is subject to the powers so reserved; provided, however, that no amendment shall be effective to the extent that it would have a materially adverse impact on a Participant's reasonably expected economic benefit under the Plan.

Section 11.2 Procedure for Amendment. An amendment shall be authorized by the Board of Directors of the Company and shall be stated in an instrument in writing signed in the name of the Company by a person or persons authorized by the Board of Directors. After the instrument has been so executed, the Plan shall be deemed to have been amended in the manner therein set forth, and all parties interested herein shall be bound thereby. No amendment to the Plan may reduce the Vested benefit payable under the Plan as determined prior to the effective date of such amendment without the written consent of the Participant.

ARTICLE XII

TERMINATION OF PLAN

Section 12.1 Termination of the Plan. Anything in this Plan to the contrary notwithstanding, the Plan shall permit an acceleration of the time and form of a payment of the benefits payable under the Plan in accordance with one of the events described herein.

(a) In the event of a complete liquidation and dissolution of the Company, the Company shall terminate the Plan within twelve (12) months of the liquidation and dissolution of the Company, or with the approval of a bankruptcy court, and the value of the benefits payable under the Plan to the Participants shall be determined as of that date and shall be distributed to the Participants or their Beneficiaries; provided, however, that the benefits payable under the Plan are included in the gross income of the Participants or their Beneficiaries in the latest of: (i) the calendar year in which the Plan termination occurs; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.

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(b) The Company may, at its sole and absolute discretion, determine to terminate the Plan, provided that: (i) the termination does not occur proximate to a downturn in the financial health of the Company, (ii) all arrangements sponsored by the Company that would be aggregated with the Plan pursuant to section 1.409A-1(c) of the Final Treasury Regulations or the corresponding provision in future guidance issued by the Department of the Treasury if the same Participant participated in all of the arrangements are terminated; (iii) no payments other than the payments that would be payable under the terms of the arrangements if the termination had not occurred are made within twelve (12) months of the termination of the arrangements; (iv) all payments are made within twenty-four (24) months of the termination of the arrangements; and (v) the Company does not adopt a new arrangement that would be aggregated with any terminated arrangement under section 1.409A-1(c) or the corresponding provision in future guidance issued by the Department of the Treasury if the same Participant participated in both arrangements, at any time within three (3) years following the date of termination of the arrangement.

(c) An acceleration of the time of the payment of the value of the benefit payable under the Plan to the Participant shall also be allowed at any time the Plan fails to meet the requirements of section 409A and the regulations issued thereunder as permitted under the final regulations issued by the Department of the Treasury and the Internal Revenue Service. However, the payment made based upon the acceleration for the failure to meet the requirements of section 409A and the regulations issued thereunder may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of section 409A and the regulations issued thereunder.

(d) This Section 12.1 shall be construed and administered in a manner consistent with sections 409A of the Code and section 1.409A-3(j)(4)(ix) of the Final Treasury Regulations or the corresponding provision in future guidance issued by the Department of the Treasury.

Section 12.2 Procedure for Amendment to Terminate the Plan. An amendment to terminate the Plan shall be authorized by the Board of Directors of the Company and shall be stated in an instrument in writing signed in the name of the Company by a person or persons authorized by the Board of Directors. After the instrument has been so executed, the Plan shall be deemed to have been amended in the manner therein set forth, and all parties interested herein shall be bound thereby.

Dated as of this 1st day of October, 2011.

ENERPULSE, INC.

By:

Title:

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EXHIBIT A

COMPANY DEFERRED COMPENSATION PLAN PARTICIPANTS

Name of Plan Participants

1.	Louis S. Camilli; President
Maximum 2011 Deferred Compensation:
$42,307.76

2.	Charles Stewart; After-Market Sales
Maximum 2011 Deferred Compensation:
$45,538.46

3.	David L. Matheson; Executive Vice-President
Sales / Marketing; Maximum 2011
Deferred Compensation:
$63,461.43

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